AMENDMENT TO MERGER AGREEMENT

                  THIS AMENDMENT TO MERGER AGREEMENT ("Amendment") dated June 22, 1999, by and among DOLLAR TREE STORES, INC., a Virginia corporation ("Parent"), DOLLAR TREE NEW YORK, INC., a New York corporation and a wholly owned subsidiary of Parent ("Sub"), TEHAN'S MERCHANDISING, INC., a New York corporation ("Company"), and RICHARD J. TEHAN, STEVEN A. TEHAN, BASIL L. TEHAN, ROBERT J. TEHAN, and FREDERICK J. TEHAN, the sole shareholders of the Company (each may be referred to herein as a "Shareholder" or collectively as the "Shareholders"). The capitalized terms used herein shall have the meanings given such terms in the Merger Agreement dated June 15, 1999 by and among the parties hereto ("Agreement").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Agreement, the Average Closing Price is defined to be the arithmetic average of the closing price per share of Parent Common Stock, as reported on the Nasdaq for each of the four (4) consecutive trading days ending with the trading day which occurs immediately prior to the Closing Date; and

                  WHEREAS, the Agreement contemplates that the Closing may take place as late as August 31, 1999 before either party has the right to terminate the Agreement; and

                  WHEREAS, prior to Closing, Parent is subject to the risk that the Average Closing Price may fall, resulting in an increase in the Merger Consideration, and Shareholders are subject to the risk that the Average Closing Price may rise, resulting in a decrease in Merger Consideration; and

                  WHEREAS, the parties desire to modify the Agreement at this time to fix the dates for determining the Average Closing Price as if the Closing under the Agreement had occurred on the date hereof in order to arrive at a known Average Closing Price, thus eliminating the risks to both parties described above.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereby amend the Agreement and agree as follows:

         1. Amendment to Agreement. The definition of "Average Closing Price" shall be amended by restating the second sentence of Section 2.1(a) to read as follows:

         The "Merger Consideration" shall be a number of shares of Parent Common Stock equal to $20,000,000 divided by the arithmetic average of the closing price per share of Parent Common Stock, as reported on the Nasdaq National Market System (the "Nasdaq"), for each of the following four (4) consecutive trading days: June 16, June 17, June 18 and June 21, 1999 (the "Average Closing Price").



                                  Amendment - 1

         2. Determination of Average Closing Price. The parties hereby agree that the effect of the amendment to the Agreement contained in Section 1 of this Amendment is to fix the Average Closing Price for all purposes of the Agreement at THIRTY-NINE and SEVEN/EIGHTHS DOLLARS ($39 7/8ths) per share, which amount shall not be subject to challenge by any party hereto for any reason.

         3. Miscellaneous. The original Agreement, as amended hereby, shall remain in full force and effect and embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein in conformity with Section 12.2 of the Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Amendment.

                  IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement effective as of the day and year first above written.

COMPANY:                                TEHAN'S MERCHANDISING, INC.       [SEAL]


                                        By: /s/ Richard J. Tehan
                                            --------------------
                                            Richard J. Tehan
                                            President

PARENT:                                 DOLLAR TREE STORES, INC.          [SEAL]


                                        By: /s/ H. Ray Compton
                                            ------------------
                                            H. Ray Compton
                                            Executive Vice President

SUB:                                    DOLLAR TREE NEW YORK, INC.        [SEAL]


                                        By: /s/ H. Ray Compton
                                            ------------------
                                            H. Ray Compton
                                            Executive Vice President




                              Amendment - 2

SHAREHOLDERS:
                                        /s/ Richard J. Tehan              [SEAL]
                                        --------------------
                                        RICHARD J. TEHAN


                                        /s/ Robert J. Tehan               [SEAL]
                                        -------------------
                                        ROBERT J. TEHAN


                                        /s/ Steven A. Tehan               [SEAL]
                                        -------------------
                                        STEVEN A. TEHAN


                                        /s/ Basil L. Tehan                [SEAL]
                                        ------------------
                                        BASIL L. TEHAN


                                       /s/ Frederick J. Tehan             [SEAL]
                                       ----------------------
                                        FREDERICK J. TEHAN


State of (Commonwealth of) New York, City/County of Oneida, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by Richard J. Tehan, President of Tehan's Merchandising, Inc., on behalf of the corporation.
                                            /s/ Carl S. Dziekan
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: May 5, 2000


State of (Commonwealth of) Virginia, City/County of Chesapeake, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by H. Ray Compton, Executive Vice President of Dollar Tree Stores, Inc., on behalf of the corporation.
                                            /s/ Brenda S. Cox
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: Aug. 31, 1999



                                  Amendment - 3

State of (Commonwealth of) Virginia, City/County of Chesapeake, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by H. Ray Compton, Executive Vice President of Dollar Tree New York, Inc., on behalf of the corporation.
                                            /s/ Brenda S. Cox
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: Aug. 31, 1999


State of (Commonwealth of) New York, City/County of Oneida, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by Richard J. Tehan.
                                            /s/ Carl S. Dziekan
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: May 5, 2000


State of (Commonwealth of) New York, City/County of Oneida, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by Robert J. Tehan.
                                            /s/ Carl S. Dziekan
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: May 5, 2000


State of (Commonwealth of) New York, City/County of Oneida, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by Steven A. Tehan.
                                            /s/ Carl S. Dziekan
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: May 5, 2000


                                  Amendment - 4

State of (Commonwealth of) New York, City/County of Oneida, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by Basil L. Tehan.
                                            /s/ Carl S. Dziekan
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: May 5, 2000




State of (Commonwealth of) New York, City/County of Oneida, to-wit:

     The foregoing instrument was acknowledged before me this 22nd day of June, 1999, by Frederick J. Tehan.
                                            /s/ Carl S. Dziekan
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: May 5, 2000



                                  Amendment - 5